Exhibit 10.2

PURCHASE AND SALE AGREEMENT

BETWEEN

MATERIAL SCIENCES CORPORATION

a Delaware corporation

AS SELLER

AND

TORBURN PARTNERS, INC.

an Illinois corporation

AS PURCHASER

As of July 31, 2012

ARTICLE I PURCHASE AND SALE	3
1.1 Agreement of Purchase and Sale	3
1.2 Property Defined	4
1.3 Permitted Exceptions	4
1.4 Purchase Price	4
1.5 Payment of Purchase Price	4
1.6 Earnest Money	4
1.7 Independent Contract Consideration	5

ARTICLE II TITLE AND SURVEY	5
2.1 Title Commitment and Survey	5
2.2 Title Objections; Cure of Title Objections	6
2.3 Permitted Exceptions	7

ARTICLE III INSPECTION PERIOD	7
3.1 Right of Inspection	7
3.2 Right of Termination	9

ARTICLE IV CLOSING	9
4.1 Time and Place	9
4.2 Seller’s Obligations at Closing	10
4.3 Purchaser’s Obligations at Closing	11
4.4 Credits and Prorations	12
4.5 Closing Costs	15
4.6 Conditions Precedent to Obligation of Purchaser	15
4.7 Conditions Precedent to Obligation of Seller	16

ARTICLE V REPRESENTATIONS, WARRANTIES AND COVENANTS	17
5.1 Representations and Warranties of Seller	17
5.2 Knowledge Defined	18
5.3 Limitations Regarding Seller’s Representations and Warranties and Covenants	18
5.4 Covenants of Seller	19
5.5 Representations and Warranties of Purchaser	19
5.6 Survival of Purchaser’s Representations and Warranties	20
5.7 Intentionally Deleted

ARTICLE VI DEFAULT	20
6.1 Default by Purchaser	20
6.2 Default by Seller	21

ARTICLE VII RISK OF LOSS	21
7.1 Minor Damage	21
7.2 Major Damage	21
7.3 Definition of “Major Loss”	22

ARTICLE VIII COMMISSIONS	22
8.1 Brokerage Commissions	22

ARTICLE IX DISCLAIMERS AND WAIVERS	22
9.1 No Reliance on Documents	22
9.2 DISCLAIMERS	23
9.3 Effect and Survival of Disclaimers	24

ARTICLE X MISCELLANEOUS	25
10.1 Confidentiality	25
10.2 Public Disclosure	25
10.3 Discharge of Obligations	25
10.4 Parties Bound; Assignment	26
10.5 Notices	26
10.6 Modifications	27
10.7 Calculation of Time Periods	27
10.8 Entire Agreement	27
10.9 Further Assurances	27
10.10 Counterparts	28
10.11 Severability	28
10.12 Applicable Law; Jurisdiction	28
10.13 No Third Party Beneficiary	28
10.14 Captions	28
10.15 Construction	28
10.16 Termination of Agreement	28
10.17 Survival	29
10.18 Recordation	29
10.19 Prevailing Party	29
10.20 Like-Kind Exchange	29
10.21 Time	30

List of Exhibits

Exhibit A	-	Legal Description of the Land
Exhibit B	-	Existing Lease Schedule
Exhibit C	-	Operating Agreements
Exhibit D	-	Special Warranty Deed
Exhibit E	-	Bill of Sale
Exhibit F	-	Assignment of Leases
Exhibit G	-	General Assignment
Exhibit H	-	Tenant Estoppel Form
Exhibit I	-	Seller Lease Form
Exhibit J	-	Access and Spur Track Easement Form

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (the “Agreement”) is made as of the 31st day of July, 2012 (the “Effective Date”), by and between MATERIAL SCIENCES CORPORATION, a Delaware corporation (“Seller”), and TORBURN PARTNERS, INC., an Illinois corporation (“Purchaser”).

W I T N E S S E T H:

ARTICLE I

PURCHASE AND SALE

1.1 Agreement of Purchase and Sale. Subject to the terms and conditions hereinafter set forth, Seller agrees to sell and convey and Purchaser agrees to purchase the following:

1.1.1 that certain tract or parcel of land situated in Cook County, Illinois, more particularly described on Exhibit A attached hereto and made a part hereof, together with all and singular rights and appurtenances pertaining to such property, including any right, title and interest of Seller in and to adjacent streets, alleys or rights-of-way (the property described in this Subsection 1.1.1 being herein referred to collectively as the “Land”);

1.1.2 the buildings, structures, fixtures and other improvements on the Land, including specifically, without limitation, that certain warehouse and manufacturing building located thereon having a street address of 2200 East Pratt Boulevard, but excluding fixtures and improvements owned by tenants (the property described in this Subsection 1.1.2 being herein referred to collectively as the “Improvements”) (the Land and the Improvements being herein referred to together as the “Real Property”);

1.1.3 all of Seller’s right, title and interest in and to all tangible personal property upon the Land or within the Improvements as specifically set forth in the Bill of Sale on Exhibit E attached hereto and made a part hereof (the “Personal Property”);

1.1.4 all of Seller’s right, title and interest in and to all leases, licenses and occupancy agreements pursuant to which any portion of the Real Property is used or occupied by anyone other than Seller that are in effect on the date of Closing (the property described in this Subsection 1.1.4 being herein referred to collectively as the “Leases”), including, without limitation, the Leases described on Exhibit B attached hereto and the Seller Lease (as hereinafter defined); and

1.1.5 all of Seller’s right, title and interest in and to (i) all assignable existing permits, licenses, approvals and authorizations issued by any governmental authority in connection with the Real Property, and (ii) all assignable existing warranties and guaranties (expressed or implied) issued to Seller in connection with the Improvements or the Personal Property (the property described in this Subsection 1.1.5 being sometimes herein referred to collectively as the “Intangibles”).

1.2 Property Defined. The Land, the Improvements, the Personal Property, the Leases and the Intangibles are hereinafter sometimes referred to collectively as the “Property.”

1.3 Permitted Exceptions. The Real Property shall be conveyed by Deed (as hereinafter defined) subject to the matters which are, or are deemed to be, Permitted Exceptions pursuant to Article II hereof. For purposes hereof, “Permitted Exceptions” are those matters affecting title to the Real Property which Purchaser has agreed in writing to accept title subject to, without any adjustment to the Purchase Price, or which are deemed Permitted Exceptions pursuant to this Agreement.

1.4 Purchase Price. Seller is to sell and Purchaser is to purchase the Property for a total of TEN MILLION FOUR HUNDRED THOUSAND AND 00/100 DOLLARS ($10,400,000.00) (the “Purchase Price”).

1.5 Payment of Purchase Price. The Purchase Price, as increased or decreased by prorations and adjustments as herein provided, shall be payable in full at Closing in cash by wire transfer of immediately available federal funds to a bank account designated by Seller in writing to Purchaser prior to the Closing.

1.6 Earnest Money. Within three (3) business days after the execution and delivery of the Earnest Money Escrow Agreement by Seller, Purchaser and Chicago Title Insurance Company (the “Escrow Agent”), having its office at 171 North Clark Street, Chicago, Illinois 60601, Attention: Krystina Cozzie, Purchaser shall deposit with Escrow Agent the sum of ONE HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($150,000.00) (the “Initial Earnest Money”) in good funds, either by certified bank or cashier’s check or by federal wire transfer. Within one (1) business day after the expiration or earlier written waiver by Purchaser of the Inspection Period (as defined in Article 3 herein), Purchaser shall deposit with the Escrow Agent an sum of TWO HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($250,000.00) (the “Additional Earnest Money”; the total amount of the Initial Earnest Money and the Additional Earnest Money on deposit with the Escrow Agent from time to time is referred to herein as the “Earnest Money”) The Escrow Agent shall hold the Earnest Money in an interest-bearing account in accordance with the terms and conditions of an escrow agreement entered into among Seller, Purchaser and Escrow Agent simultaneously with the execution of this Agreement. All interest accruing on such sum shall become a part of the Earnest Money and shall be distributed as Earnest Money in accordance with the terms of this Agreement. In the event that the Earnest Money is required to be disbursed to Seller or Purchaser pursuant to the terms of this Agreement, Seller and Purchaser shall each execute and deliver to Escrow Agent a written direction to disburse the Earnest Money Deposit to such party. Simultaneously with the execution and delivery of this Agreement, Seller and Purchaser shall execute and deliver, and Seller shall cause Escrow Agent to execute and deliver, a strict joint order escrow agreement pursuant to which Escrow Agent shall hold the Earnest Money, which agreement shall be in the form customarily used by Escrow Agent (except that it shall be modified to provide that the Earnest Money will be disbursed to Purchaser upon single order if this Contract is terminated prior to the end of the Inspection Period) (“Earnest Money Escrow Agreement”). The terms of this Section 1.6 shall survive the termination of this Agreement.

1.7 Independent Contract Consideration. In addition to the Earnest Money, Purchaser shall, concurrently with its execution hereof, deliver to Seller a check in the amount of ONE HUNDRED AND NO/100 DOLLARS ($100.00), which amount Seller and Purchaser agree has been bargained for as consideration for Seller’s execution and delivery of this Agreement and Purchaser’s right to inspect the Property pursuant to Article III. Such sum is in addition to, and independent of, any other consideration or payment provided for in this Agreement and is non-refundable in all events.

ARTICLE II

TITLE AND SURVEY

2.1 Title Commitment and Survey. Seller has heretofore ordered and delivered, or shall order and deliver, to Purchaser within ten (10) days following the Effective Date of this Agreement (a) a title insurance commitment (the “Title Commitment”) from Chicago Title Insurance Company (the “Title Company”) relating to the Real Property and the Easement Premises (as such term shall be defined in the Access and Spur Track Easement Form attached hereto as Exhibit J (the “Access Easement”)) and committing Title Company to issue an ALTA 2006 Owner’s Policy of Title Insurance (the “Owner’s Policy”) in the full amount of the Purchase Price, insuring title to the Real Property and rights under the Access Easement in Purchaser, including extended coverage over the “general exceptions”; (b) legible copies of all recorded documents referenced in the Title Commitment (the “Title Documents”); (c) completed exhibits to the Access Easement, and (d) a survey of the Real Property and Easement Premises reflecting the total area and legal description of the Real Property and Easement Premises, the location of all improvements, recorded easements and encroachments, if any, located thereon and all building and set back lines and other matters of record with respect thereof, prepared by a surveyor licensed by the State of Illinois in accordance with 2011 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys as promulgated by the American Land Title Association and the American Congress on Surveying and Mapping, in a form acceptable to Title Company and sufficient to cause Title Company to issue extended coverage over the “general exceptions”, and containing the following “Table A” items: 1, 2, 3, 4, 8, 9, 11(a), 14, 16, and 18 (the “Survey”).

2.2 Title Objections; Cure of Title Objections.

2.2.1 Purchaser shall have until seven (7) business days prior the expiration of the Inspection Period (the “Title Exam Deadline”) to give written notice to Seller of such objections as Purchaser may have to any matters disclosed in the Title Commitment, Title Documents, or Survey, or in any amendments thereto issued prior to the Title Exam Deadline. Any matter disclosed in the Title Commitment, Title Documents, or Survey, or in any amendments thereto, to which Purchaser does not object by the Title Exam Deadline shall be deemed a Permitted Exception; provided, however, that mortgages, mechanics’ liens, materialmans’ liens, and any other monetary liens or encumbrances shall in no event (whether objected to or not) be deemed Permitted Exceptions.

2.2.2 In the event Purchaser shall notify Seller of any objections to matters contained in the Title Commitment, Title Documents, or Survey prior to the Title Exam Deadline, Seller shall have the right, but not the obligation (except as provided below), to attempt to remove, satisfy or otherwise cure any such matters objected to. Seller shall be obligated to cure monetary liens of an ascertainable amount created by, under or through Seller, which monetary liens Seller shall cause to be released at or prior to Closing (with Seller having the right to apply the Purchase Price or a portion thereof for such purpose), and Seller shall deliver the Property free and clear of any such monetary liens. Seller further agrees to remove any exceptions or encumbrances to title (other than monetary liens) which are voluntarily created by, through, or under Seller after the Effective Date without Purchaser’s consent (if requested, such consent shall not be unreasonably withheld or delayed). Within five (5) days after receipt of Purchaser’s notice of objection, Seller shall give written notice to Purchaser informing Purchaser of Seller’s election with respect to the cure of such Purchaser’s objections. If Seller fails to give written notice of election within such five (5) day period, Seller shall be deemed to have elected not to attempt to cure the matter or matters objected to.

2.2.3 If Seller elects or is deemed to have elected not to cure any such matters objected to by Purchaser or if, after electing to attempt to cure, Seller determines, and delivers written notice to Purchaser, that it is unwilling or unable to remove, satisfy or otherwise cure any such exceptions, Purchaser’s sole remedy under this Section 2.2.3 in such event (but without limitation of Seller’s obligation to cure monetary liens and all other liens created by, under or through Seller, pursuant to the terms of Section 2.2.2) shall be either: (i) to accept title to the Property subject to such exceptions as if Purchaser had not objected thereto and such exceptions shall be deemed Permitted Exceptions hereunder, and without reduction of the Purchase Price except that Purchaser shall have the right to reduce the Purchase Price to the extent necessary to remove all monetary liens of ascertainable amounts created by, through or under Seller; or (ii) to terminate this Agreement, whereupon the Earnest Money shall be returned to Purchaser and neither party hereto shall have any further rights, obligations or liabilities hereunder except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement.

2.2.4 To terminate this Agreement pursuant to this Section 2.2, Purchaser must give written notice to Seller of its election to terminate not later than the earlier of (i) five (5) business days after receipt of written notice from Seller of Seller’s election not to attempt to cure any exception or of Seller’s determination (by written notice to Purchaser), having previously elected to attempt to cure, that it is unable or unwilling to do so, or (ii) fifteen (15) days after giving timely notice to Seller objecting to any exception to title if Seller is deemed herein to have elected not to attempt to cure such exception. If Purchaser fails to give timely notice of its election to terminate for any reason whatsoever under this Section 2.2.4, such exception shall be deemed to be a Permitted Exception.

2.2.5 Intentionally Deleted.

2.2.6 For purpose of this Section 2.2, any matter to which Purchaser has objected shall be deemed cured only if it is removed entirely from the Title Commitment and Owner’s Policy, or, with the prior written consent of Purchaser (which shall not be unreasonably withheld or delayed) insured over by affirmative coverage or an endorsement to the Title Commitment and Owner’s Policy.

2.3 Permitted Exceptions. Notwithstanding anything contained herein to the contrary, the Property shall be conveyed subject to the following matters, which shall be deemed to be “Permitted Exceptions”:

2.3.1 the rights of tenants, as tenants only, under the existing Leases and any new Leases entered into between the Effective Date and Closing and, where required, approved by Purchaser in accordance with the terms of this Agreement;

2.3.2 the lien of all ad valorem real estate taxes and assessments not yet due and payable as of the date of Closing, subject to adjustment as herein provided;

2.3.3 local, state and federal laws, ordinances or governmental regulations, including but not limited to, building and zoning laws, ordinances and regulations, now or hereafter in effect relating to the Property;

2.3.4 items which are or become Permitted Exceptions pursuant to Section 2.2 hereof; and

2.3.5 matters that have arisen as a result of acts done or suffered by or through Purchaser.

ARTICLE III

INSPECTION PERIOD

3.1 Right of Inspection. Within five (5) Business Days after the Effective Date, Seller shall deliver to Purchaser true and correct copies of each of the following, to the extent in the Seller’s possession or control: (i) copies of real estate tax bills and assessments (if any), and payment status thereof, for the preceding three (3) full calendar years and the current year-to-date, (ii) copies of all Leases, including all amendments and other agreements related thereto, (iii) statements of any and all income and expenses related to the Real Property for the preceding three (3) full calendar years and the current year-to-date, (iv) all studies, reports and information relating to environmental and soil conditions of the Real Property, (v) copies of all written citations from any governmental entities including those pertaining to any uncured violations of any applicable laws, codes or to any non-compliance thereof, if any, (vi) all architectural plans, studies and specifications for Real Property, (vii) copies of all service contracts, management agreements, warranties, guarantees, licenses and permits related to the use and operations of the Real Property, (viii) a listing of all equipment and other personal property owned or leased by Seller located on or used in the operations or maintenance of the Real Property that Seller intends to convey pursuant to the Bill of Sale attached hereto as Exhibit E, (ix) the most recent existing survey of the Real Property, (x) the most recent existing title report and title documents with respect to the Real Property, and (xi) all covenants, conditions and restrictions, easements, and all other documents (whether recorded or unrecorded) affecting title to or use of the Real Property.

During the period beginning upon the Effective Date and ending at 5:00 p.m. (local time at the Property) on that date which is twenty eight (28) days after the Effective Date (hereinafter referred to as the “Inspection Period”), Purchaser shall have the right to make a physical inspection of the Property and to examine at such place or places at the Property, in the offices of the property manager or elsewhere as the same may be located, any operating files maintained by Seller or its property manager in connection with the leasing, maintenance and/or management of the Property, including, without limitation, the Leases, lease files, Operating Agreements (as hereinafter defined), insurance policies, bills, invoices, receipts and other general records relating to the income and expenses of the Property, correspondence, surveys, plans and specifications, warranties for services and materials provided to the Property, engineering reports, environmental audits and similar materials, but excluding materials not directly related to the leasing, maintenance and/or management of the Property such as Seller’s internal memoranda, financial projections, budgets, appraisals, accounting and income tax records and similar proprietary or confidential information. Purchaser understands and agrees that any on-site inspections or testing of the Property shall be conducted upon at least twenty-four (24) hours’ prior notice to Seller and in the presence of Seller or its representative (to the extent that Seller makes itself or its representative available during such inspections and testing). Any such inspections and testing shall be performed by reputable companies selected by Purchaser. Purchaser agrees to repair any damage to the Property and to indemnify against and hold Seller harmless from any claim for liabilities, costs, expenses (including reasonable attorneys’ fees actually incurred) or damages for physical damage to property or injuries to persons arising out of or resulting from the inspection or testing of the Property by Purchaser or its agents, and notwithstanding anything to the contrary in this Agreement, such obligations to repair, indemnify and hold harmless Seller shall survive Closing or any termination of this Agreement. Purchaser agrees (a) that prior to entering the Property to conduct any inspection, Purchaser shall obtain and maintain, or shall cause each of its contractors and agents to maintain (and shall deliver evidence satisfactory to Seller thereof), at no cost or expense to Seller, general liability insurance from an insurer reasonably acceptable to Seller in the amount of One Million Dollars ($1,000,000) with combined single limit for personal injury or property damage per occurrence, such policies to name Seller as an additional insured party, which insurance shall provide coverage against any claim for personal injury or property damage caused by Purchaser or its agents, representatives or consultants in connection with any such tests and investigations, and (b) to keep the Property free from all liens and encumbrances arising out of or resulting from its inspection or testing. All inspections and testing shall occur at times reasonably agreed upon by Seller and Purchaser and shall be conducted so as not to interfere unreasonably with use of the Property by Seller or its tenants. If Purchaser decides to do any invasive testing at the Property, Purchaser shall do so only after notifying Seller and obtaining Seller’s prior written consent thereto, which consent may be subject to any terms and conditions imposed by Seller in its sole discretion. Seller shall cooperate with Purchaser in its due diligence but shall not be obligated to incur any liability or expense in connection therewith. Purchaser shall have the right to contact and interview any or all of the tenants of the Property upon at least twenty-four (24) hours’ prior written notice to Seller and in the presence of Seller or its representative (to the extent that Seller makes itself or its representative available during such contact and interview). Except for zoning verification, building code compliance, environmental compliance and mitigation and related inquiries, Purchaser shall not contact any governmental authority regarding the Property without first obtaining the prior consent of Seller thereto (which consent shall not be unreasonably withheld), and Seller, at Seller’s election, shall be entitled to have a representative on any telephone call or other contact made by Purchaser to a governmental authority and to be present at any meeting between Purchaser and the governmental authority.

3.2 Right of Termination. Seller agrees that in the event Purchaser determines (such determination to be made in Purchaser’s sole and absolute discretion), for any reason or no reason, that the Property is not suitable for its purposes, Purchaser shall have the right to terminate this Agreement by giving written notice thereof to Seller prior to the expiration of the Inspection Period. If Purchaser gives such notice of termination within the Inspection Period, this Agreement shall terminate, the Earnest Money shall be returned to Purchaser and neither party hereto shall have any further rights, obligations or liabilities hereunder except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement. If Purchaser fails to give Seller a notice of termination prior to the expiration of the Inspection Period, Purchaser shall no longer have any right to terminate this Agreement under this Section 3.2 and shall be bound to proceed to Closing and consummate the transaction contemplated hereby pursuant to the terms of this Agreement.

ARTICLE IV

CLOSING

4.1 Time and Place. The consummation of the transaction contemplated hereby (the “Closing”) shall be held at the offices of the Escrow Agent (or such other location as may be mutually agreed upon by

Seller and Purchaser) on the date which is five business (5) days following the end of the Inspection Period, or such other date as mutually agreed to in writing by the Seller and Purchaser (the “Closing Date”) through an escrow administered by the Escrow Agent. At Closing, Seller and Purchaser shall perform the obligations set forth in, respectively, Section 4.2 and Section 4.3, the performance of which obligations shall be covenants and concurrent conditions.

4.2 Seller’s Obligations at Closing. At Closing, Seller shall deliver in escrow with Escrow Agent (or to Purchaser, as indicated) the following:

4.2.1 a duly executed special warranty deed (the “Deed”) in the form attached hereto as Exhibit D, conveying the Land and Improvements, subject only to the Permitted Exceptions;

4.2.2 a duly executed bill of sale conveying the Personal Property in the form attached hereto as Exhibit E;

4.2.3 a duly executed counterpart of the Assignment and Assumption of Leases in the form attached as Exhibit F (the “Assignment of Leases”);

4.2.4 a duly executed counterpart of the Assignment of Intangibles in the form attached as Exhibit G (the “General Assignment”);

4.2.5 such transfer tax forms or returns, if any, as are required to be delivered or signed by Seller by applicable state and local law in connection with the conveyance of the Real Property (the “Transfer Tax Declarations”).

4.2.6 Original signed Tenant Estoppel Certificates (as hereinafter defined), as required under Section 4.6.5 hereof;

4.2.7 a notice in form and content reasonably satisfactory to Purchaser and Seller which Purchaser shall send to each tenant under each of the Leases (the “Tenant Notices”) informing such tenant of the sale of the Property and of the assignment to Purchaser of Seller’s interest in, and obligations under, the Leases (including, if applicable, Purchaser’s assumption of Seller’s obligations with respect to any security deposits), directing that all rent and other sums payable after the Closing under each such Lease shall be paid as set forth in the notice, and setting forth the name and addresses of all persons and entities to which notices to landlord under the lease should be delivered;

4.2.8 a duly executed counterpart of a lease agreement between Seller, as tenant, and Purchaser (or its assignee), as landlord, in the form and substance of Exhibit I attached hereto (the “Seller Lease”);

4.2.9 a duly executed counterpart of the Access Easement between Seller, as grantor, and Purchaser (or its assignee), as grantee;

4.2.10 such evidence as the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Seller;

4.2.11 such affidavits as may be customarily and reasonably required by the Title Company in order to issue the Owner’s Policy, in a form reasonably acceptable to Seller;

4.2.12 a closing and proration statement (the “Closing Statement”) executed by Seller;

4.2.13 an affidavit duly executed by Seller stating that Seller is not a “foreign person” as defined in the Federal Foreign Investment in Real Property Tax Act of 1980 and the 1984 Tax Reform Act;

4.2.14 deliver to Purchaser the following (the “Property Records”): Leases, licenses and permits, if any, in the possession of Seller or Seller’s agents, together with such leasing and property files and records which are material in connection with the continued operation, leasing and maintenance of the Property;

4.2.15 deliver to Purchaser possession and occupancy of the Property, subject to the Permitted Exceptions; and

4.2.16 such additional documents as shall be reasonably required to consummate the transaction contemplated by this Agreement.

4.3 Purchaser’s Obligations at Closing. At Closing, Purchaser shall deliver in escrow with Escrow Agent the following:

4.3.1 the Purchase Price, as increased or decreased by prorations and adjustments as herein provided, in immediately available wire transferred funds pursuant to Section 1.5 above, it being agreed that at Closing the Earnest Money shall be delivered to Seller and applied towards payment of the Purchase Price;

4.3.2 duly executed counterparts of the Assignment of Leases, General Assignment, Transfer Tax Declarations, Closing Statement and Tenant Notices;

4.3.3 a duly executed counterpart of the Seller Lease;

4.3.4 a duly executed counterpart of the Access Easement;

4.3.5 such evidence as the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Purchaser;

4.3.6 such affidavits and undertakings (including, without limitation, a “gap” undertaking) as may be customarily and reasonably required by the Title Company, in a form reasonably acceptable to Purchaser; and

4.3.7 such additional documents as shall be reasonably required to consummate the transaction contemplated by this Agreement.

4.4 Credits and Prorations.

4.4.1 The following shall be apportioned with respect to the Property as of 12:01 a.m., on the day of the Closing, as if Purchaser were vested with title to the Property during the entire day of the Closing: (i) rents, if any, as and when collected (the term “rents” as used in this Agreement includes all payments due and payable by tenants under the Leases), (ii) taxes and any assessments levied against the Property, and (iii) any other operating expenses or other items pertaining to the Property which are customarily prorated between a purchaser and a seller in the area in which the Property is located.

4.4.2 At Closing, Seller shall credit to the account of Purchaser the amount of all security deposits deposited by the tenants pursuant to the Leases (whether or not held by Seller).

4.4.3 Seller shall pay all taxes and assessments due and payable with respect to the Real Property (“Real Estate Taxes”) at or prior to Closing (including, without limitation, all Real Estate Taxes assessed for the calendar year 2011 all of which Real Estate Taxes are payable and shall be paid by Seller before the Closing). All Real Estate Taxes for the year of the Closing (i.e., Real Estate Taxes assessed for calendar year 2012 and payable in calendar year 2013) shall be prorated on an accrual basis such that Seller shall be responsible for all Real Estate Taxes that accrue through the day immediately preceding the day of the Closing and Purchaser shall be responsible for all Real Estate Taxes that accrue on the day of the Closing and thereafter. The amount of such proration shall be calculated using 100% of the annual Real Estate Tax amount from the most recent full year tax bill. To the extent that the actual Real Estate Taxes assessed for the year of the Closing differ from the amount apportioned at Closing, the parties shall make all necessary adjustments by appropriate payments between themselves following the date the final tax bill is issued.

4.4.4 Intentionally Deleted.

4.4.5 Seller shall receive the entire advantage of any discounts for the prepayment by it of any taxes, water rates or sewer rents.

4.4.6 Seller and Purchaser shall cooperate in obtaining final meter readings for all utilities serving the Property as of the Closing Date and in coordinating the transfer of all utility accounts to Purchaser as of the Closing Date. To the extent Seller is billed for any utility services delivered at the Property on or after the Closing Date, Seller shall promptly deliver such bills to Purchaser.

4.4.7 Intentionally Deleted.

4.4.8 Purchaser shall be responsible for the payment of all Tenant Inducement Costs (as hereinafter defined) and leasing commissions which become due and payable (whether before or after Closing) as a result of any new Leases (excluding the Seller Lease, for which no Tenant Inducement Costs or leasing commissions shall be payable) entered into after the Effective Date (with the prior written consent of Purchaser), or any renewals, amendments, or expansions of existing Leases, exercised after the Effective Date strictly in accordance with tenant options set forth in the Leases (with the prior written consent of Purchaser). In addition, Purchaser shall be responsible for the leasing commissions set forth on Exhibit B-1 attached hereto, which represent all leasing commissions payable in connection with the Main Steel Lease (as hereinafter defined). If, as of the date of Closing, Seller shall have paid any Tenant Inducement Costs or leasing commissions for which Purchaser is responsible pursuant to the foregoing provisions, Purchaser shall reimburse Seller therefor at Closing. Seller shall be responsible for the payment of all Tenant Inducement Costs and, except with respect to the Main Steel Lease, all leasing commissions (whether due and payable prior to or after the date of Closing) with respect to Leases entered into on or prior to the Effective Date. Prior to Closing, Seller shall pay all Tenant Inducement Costs payable by the landlord to the tenant under the new Lease between Seller, as landlord, and Main Steel Polishing Company, Inc., a New Jersey corporation (“Main Steel”), as tenant (the “Main Steel Lease”) If, as of the date of Closing, Seller shall not have paid any Tenant Inducement Costs or leasing commissions for which Seller is responsible pursuant to this Section 4.4.8, then at Closing Seller shall provide Purchaser a credit towards the Purchase Price in the amount of all such unpaid Tenant Inducement Costs and leasing commissions. For purposes hereof, the term “Tenant Inducement Costs” shall mean any out-of-pocket payments required under a Lease to be paid by the landlord thereunder to or for the benefit of the tenant thereunder which is in the nature of a tenant inducement, including specifically, without limitation, tenant improvement costs, space planning costs, construction management fees, lease buyout costs, and moving, design, refurbishment and club membership allowances. Tenant Inducement Costs shall not include loss of income resulting from any free rental period, it being agreed that Seller shall bear the loss resulting from any free rental period until the Closing and that Purchaser shall bear such loss from and after the date of Closing.

4.4.9 Non-delinquent rent for the period after Closing collected by Seller shall be promptly remitted to Purchaser. Unpaid and delinquent rent collected by Seller and Purchaser after the Closing Date shall be delivered as follows: (i) if Seller collects any unpaid or delinquent rent for the Property, Seller shall, within fifteen (15) days after the receipt thereof, deliver to Purchaser any such rent which Purchaser is entitled to hereunder relating to the date of Closing and any period thereafter, and (ii) if Purchaser collects any unpaid or delinquent rent from the Property, Purchaser shall, within fifteen (15) days after the receipt thereof, deliver to Seller any such rent which Seller is entitled to hereunder relating to the period prior to the date of Closing. Seller and Purchaser agree that all rent received by Seller or Purchaser after the date of Closing shall be applied first to current rentals and then to delinquent rentals, if any, in inverse order of maturity (i.e., applied first to the most recent delinquent rentals). Purchaser will make a good faith effort after Closing to collect all rents in the usual course of Purchaser’s operation of the Property, but Purchaser will not be obligated to institute any lawsuit or other collection procedures to collect delinquent rents, but if Purchaser fails to institute a lawsuit or other collection procedures to collect delinquent rents within thirty (30) days after Seller’s written request, Seller shall have the right to do the same regarding delinquent rents due prior to Closing, but without the right to seek termination of the lease, eviction of the tenant, or exercise any other rights under any Lease, other than the right to pursue collection actions.

4.4.10 Seller, as landlord under the Leases, is currently collecting from tenants additional rent to cover certain taxes, insurance, utilities, maintenance and other operating costs and expenses incurred by Seller in connection with the ownership, operation, maintenance and management of the Property (such expenses, to the extent tenants are obligated to reimburse Seller regarding same, collectively “Reimbursable Expenses” and such collections, collectively “Collections”). Non-delinquent Collections for the month in which Closing occurs shall be prorated in the same manner as other rents. Subsequent to Closing and after completion of all applicable true-ups with tenants, Purchaser shall prepare and present to Seller for its review and approval, which approval shall not be unreasonably withheld or delayed, a calculation of the Collections received and Reimbursable Expenses incurred by Seller and Purchaser for the year of Closing, which shall reflect the true-up calculations and adjustments. Seller shall make any necessary adjusting payment to Purchaser, due to any over-collection by Seller, within thirty (30) days after presentment to, and approval by, Seller of Purchaser’s calculation and Purchaser shall make any necessary adjusting payment to Seller, due to any under-collection by Seller within (30) days after presentment to, and approval by Seller of Purchaser’s calculation. Anything to the contrary notwithstanding, Purchaser shall not be obligated to make any adjusting payment to Seller to the extent Seller’s deficiency is the result of a delinquency by one or more tenants in paying Collections, except that Purchaser shall be obligated to make such payment to Seller to the extent (i) the Collections received by Purchaser exceed its incurred Reimbursable Expenses or (ii) such delinquent Collections are thereafter actually received by Purchaser (in which case, any applicable payment to Seller shall be made within ten (10) days after receipt). Either party may inspect the other’s books and records related to the Property to confirm the calculation.

4.4.11 Either party shall be entitled to a post-Closing adjustment for any incorrect or estimated proration or adjustment provided written notice thereof is given to the other party within one (1) year of Closing, or, in the case of Real Estate Taxes, within 90 days following the issuance of the final tax bill for the year of Closing.

4.4.12 The provisions of this Section 4.4 shall survive Closing.

4.5 Closing Costs.

4.5.1 Seller shall pay the fees of any counsel representing Seller in connection with this transaction. Seller shall also pay the following costs and expenses: (i) one-half (1/2) of the escrow fee, if any, which may be charged by the Escrow Agent or Title Company; (ii) any and all State, County and local real estate transfer, stamp or documentary taxes which become payable by reason of the transfer of the Property and are payable by Seller under the applicable statute or ordinance or under local custom; (iii) all costs associated with the Title Commitment and the cost of the premium for Owner’s Policy including extended coverage over the general exceptions (excepting any unfiled mechanics liens arising out (a) work performed by tenants under the Leases or (b) work performed by Seller for which Purchaser receives a credit at Closing) and the cost of any endorsements which Seller has elected to use to cure any title or survey matters to which Purchaser objected under this Agreement) and excluding the cost of any other endorsements; (iv) the cost of the Survey; and (v) all costs and expenses incurred in connection with the transfer of any transferable permits, warranties, licenses or non-cash security deposits in connection with the ownership or operation of the Property.

4.5.2 Purchaser shall pay the fees of any counsel representing Purchaser in connection with this transaction. Purchaser shall also pay the following costs and expenses: (i) one-half (1/2) of the escrow fee, if any, which may be charged by the Escrow Agent or Title Company; (ii) the premium for all endorsements to the Owner’s Policy (except those the cost of which Seller is responsible under Section 4.5.1); (iii) any and all State, County and local real estate transfer, stamp or documentary taxes which are payable by Purchaser under the applicable statute or ordinance or under local custom; and (iv) all costs and expenses associated with Purchaser’s financing;

4.5.3 All costs and expenses incident to this transaction and the closing thereof, and not specifically described above, shall be paid by the party typically responsible for such costs under local custom in the Chicago metropolitan area.

4.6 Conditions Precedent to Obligation of Purchaser. The obligation of Purchaser to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing (except as otherwise provided) of all of the following conditions, any or all of which may be waived by Purchaser in its sole and absolute discretion:

4.6.1 Seller shall have delivered to Purchaser all of the items required to be delivered to Purchaser pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.2.

4.6.2 All of the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the date of Closing.

4.6.3 The Title Company shall have issued, or be irrevocably committed to issue, to Purchaser the Owner’s Policy together with an extended coverage endorsement, covering the Real Property in the aggregate amount of the Purchase Price, insuring that fee title to the Real Property is vested in Purchaser subject only to the Permitted Exceptions (the inclusion of any additional endorsements to the Owner’s Policy shall not be a condition hereunder).

4.6.4 Seller shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Seller as of the date of Closing.

4.6.5 Seller shall have delivered to Purchaser prior to the end of the Inspection Period an acceptable Tenant Estoppel Certificate from each tenant under the Leases. For the purposes of this Section 4.6.5, a Tenant Estoppel Certificate shall be acceptable if substantially in the form and substance provided in Section 5.4.4 of this Agreement, without material modification, without any information which is inconsistent with the terms of the applicable lease, executed by the tenant.

If any of the conditions to Purchaser’s obligations under this Section 4.6 shall fail to occur then Purchaser shall have the right to terminate this Agreement by delivering written notice to Seller prior to the Closing, in which event the Earnest Money shall be disbursed to Purchaser and neither party shall have any further rights or obligations hereunder (except for those obligations of either party that expressly survive the termination of this Agreement pursuant to the other provisions of this Agreement); provided, however, that nothing contained in this Section 4.6 shall limit Purchaser’s remedies for a default by Seller under this Agreement.

4.7 Conditions Precedent to Obligation of Seller. The obligation of Seller to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing of all of the following conditions, any or all of which may be waived by Seller in its sole and absolute discretion:

4.7.1 Seller shall have received the Purchase Price as adjusted pursuant to and payable in the manner provided for in this Agreement.

4.7.2 Purchaser shall have delivered to Seller all of the items required to be delivered to Seller pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.3.

4.7.3 All of the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as of the date of Closing.

4.7.4 Purchaser shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Purchaser as of the date of Closing.

If any of the conditions to Seller’s obligations under this Section 4.7 shall fail to occur, and such failure is not otherwise a default by Purchaser under this Agreement (in which event Seller would be afforded the rights under Section 6.1 hereof), then Seller may, as long as Seller is not in default hereunder, and as its sole and exclusive remedy, terminate this Agreement by written notice to Purchaser, in which event the Earnest Money shall be promptly returned to Purchaser and neither party shall have any further rights or obligations hereunder (except for those obligations of either party that expressly survive the termination of this Agreement pursuant to the other provisions of this Agreement).

ARTICLE V

REPRESENTATIONS, WARRANTIES AND COVENANTS

5.1 Representations and Warranties of Seller. Seller hereby makes the following representations and warranties to Purchaser as of the Effective Date, which representations shall be deemed made again as of the Closing:

5.1.1 Organization and Authority. Seller has been duly organized and is validly existing under the laws of the State of Delaware. Seller has the full right and authority to enter into this Agreement and to transfer all of the Property to be conveyed by Seller pursuant hereto and to consummate or cause to be consummated the transactions contemplated herein to be made by Seller. The persons signing this Agreement on behalf of Seller are authorized to do so.

5.1.2 Pending Actions. There is no litigation or other legal proceedings which have been filed, or to Seller’s knowledge threatened, against Seller in connection with the Property or against the Property.

5.1.3 Leases. The schedule of leases attached hereto as Exhibit B lists all the Leases affecting the Property as of the Effective Date, and all amendments, modifications and other agreements between landlord and tenant with respect to such Leases. To Seller’s knowledge, there are no monetary defaults and no material non monetary defaults by any tenant under any Lease and there are no material defaults by Seller under any Lease.

5.1.4 No Violations. Seller has not received any written notification from any governmental or public authority (i) that the Property is in violation of any applicable fire, health, building, use, occupancy or zoning laws where such violation remains outstanding or (ii) that any work is required to be done upon or in connection with the Property, where such work remains outstanding.

5.1.5 Condemnation. Seller has received no written notice from any governmental authority, and to Seller’s knowledge there is no threat, of any condemnation proceedings relating to the Property.

5.1.6 Purchase Options. Seller has not granted any, right or option to any party to acquire any interest in any of the Property.

5.1.7 Not Foreign Person. Seller is not a “foreign person” or “foreign corporation” as those terms are defined in Section 6045 of the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder.

5.1.8 Prohibited Persons and Transactions. To Seller’s knowledge neither Seller nor any of its affiliates, nor any of their respective partners, members, material shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents is, nor will they become, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not engage in any dealings or transactions or be otherwise associated with such persons or entities.

5.2 Knowledge Defined. References to the “knowledge” of Seller shall refer only to the actual present, conscious knowledge of the Seller Knowledge Individuals (as hereinafter defined) and shall not be construed, by imputation or otherwise, to refer to the knowledge of Seller, or any of its affiliates, to any property manager, or to any other officer, agent, manager, representative or employee of Seller or any of its affiliates or to impose upon such Seller Knowledge Individuals any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains. As used herein, the term “Seller Knowledge Individuals” shall refer to the following persons: (a) James D. Pawlak, (b) Joseph J. Domaracki, and (c) Clifford D. Nastas. The Seller Knowledge Individuals are the persons employed by or on behalf of Seller who have the most knowledge of matters relating to the Property.

5.3 Limitations Regarding Seller’s Representations and Warranties and Covenants. The representations, warranties of Seller set forth in Section 5.1 and 5.4 shall survive Closing for a period of two hundred and seventy (270) days. No claim made by Purchaser after the Closing for a breach of any representation, warranty, covenant or agreement of Seller under or pursuant to this Agreement, or any other instrument delivered to Purchaser under or pursuant to this Agreement shall be actionable or payable (i) if the breach in question results from or is based on a condition, state of facts or other matter which was known to Purchaser prior to Closing (including, without limitation if the truth of any matter is confirmed in any tenant estoppel or any other estoppel certificate received by Purchaser from a third party), and (ii) unless written notice containing a description of the specific nature of such breach shall have been given by Purchaser to Seller prior to the expiration of said two hundred and seventy (270) days day period and an action shall have been commenced by Purchaser against Seller within three hundred and sixty five (365) days after the Closing. In no event shall Seller be liable for any damages (i) for any breaches under this Section 5.3 unless the valid claims for all such breaches collectively aggregate more than Twenty-Five Thousand and No/100 Dollars ($25,000.00), and (ii) in excess of One Million and No/100 Dollars ($1,000,000.00).

5.4 Covenants of Seller. Seller hereby covenants with Purchaser as follows:

5.4.1 From the Effective Date until the Closing or earlier termination of this Agreement, Seller shall use commercially reasonable efforts to operate and maintain the Property in a manner generally consistent with the manner in which Seller has operated and maintained the Property prior to the date hereof, including without limitation, the continued maintenance of commercially reasonable hazard insurance.

5.4.2 Seller shall not renew, modify or amend any existing Lease and shall not enter into any new Lease without Purchaser’s prior written consent, which consent shall not be unreasonably withheld or delayed prior to the expiration of the Inspection Period and in Purchaser’s sole and absolute discretion thereafter; provided, however, that Purchaser shall be deemed to have approved any extension of a lease term or expansion of premises demised under a Lease which expansion or extension is exercised after the Effective Date strictly in accordance with the terms of such Lease.

5.4.3 Seller shall not grant, transfer or convey to any person or entity any easements or other interests in the Property or otherwise encumber the Property in any way, except with respect to the Access Easement or as otherwise specifically permitted in this Agreement.

5.4.4 Promptly after the Effective Date, Seller shall deliver to and request from each tenant under the Leases estoppel certificates in the form of Exhibit H with all information inserted therein (each a “Tenant Estoppel Certificate”). Seller shall provide to Purchaser a reasonable opportunity to review the Tenant Estoppel Certificates prior to delivery to the tenants. At the request of Purchaser, Seller shall deliver to each tenant under the Leases a request to execute and deliver to Purchaser a subordination, non-disturbance and attornment agreement (“SNDA”) in the form required by, and from a lender, if any, designated by Purchaser.

5.4.5 After the Effective Date, Seller shall, promptly after receipt, deliver to Purchaser any written notices received by Seller from any tenant under a Lease or any governmental or public authority with respect to the Property.

5.5 Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller as of the Effective Date, which representations and warranties shall be deemed made again as of the Closing:

5.5.1 Organization and Authority. Purchaser has the full right, power and authority to purchase the Property as provided in this Agreement and to carry out Purchaser’s obligations hereunder, and all requisite action necessary to authorize Purchaser to enter into this Agreement and to carry out its obligations hereunder have been, or by the Closing will have been, taken. The person signing this Agreement on behalf of Purchaser is authorized to do so.

5.5.2 Pending Actions. Purchaser has not received written notice of any action, suit, arbitration, unsatisfied order or judgment, government investigation or proceeding pending against Purchaser which, if adversely determined, could individually or in the aggregate materially interfere with the consummation of the transaction contemplated by this Agreement.

5.5.3 Prohibited Persons and Transactions. To Purchaser’s knowledge neither Purchaser nor any of its affiliates, nor any of their respective partners, members, material shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents is, nor will they become, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not engage in any dealings or transactions or be otherwise associated with such persons or entities.

5.6 Survival of Purchaser’s Representations and Warranties. The representations and warranties of Purchaser set forth in Section 5.5 shall survive Closing for a period of two hundred and seventy (270) days.

ARTICLE VI

DEFAULT

6.1 Default by Purchaser. If Purchaser fails to perform any of its obligations under this Agreement for any reason other than the permitted termination of this Agreement by either Seller or Purchaser as herein expressly provided, Seller shall be entitled, as its sole and exclusive remedy at law or in equity (except as provided below), to terminate this Agreement by written notice to Purchaser in which case neither party hereto shall have any further rights, obligations or liabilities hereunder except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement, and in which case Seller shall receive the Earnest Money as liquidated damages for such failure, it being agreed between the parties hereto that the actual damages to Seller in the event of such breach are impractical to ascertain and the amount of the Earnest Money is a reasonable estimate thereof. The foregoing liquidated damages provision shall not apply to Purchaser’s obligations under Sections 3.1 or 10.1, nor shall Purchaser be entitled to credit or offset the Earnest Money or any portion thereof against any damages suffered by Seller by reason of Purchaser’s default with respect thereto.

6.2 Default by Seller. In the event that Seller fails to perform any of its obligations under this Agreement for any reason other than Purchaser’s default or the permitted termination of this Agreement by Seller or Purchaser as herein expressly provided, Purchaser shall be entitled, as its sole and exclusive remedy at law or in equity, either (a) to terminate this Agreement by written notice to Seller in which case the Earnest Money shall be returned to Purchaser and neither party hereto shall have any further rights, obligations or liabilities hereunder except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement, or (b) to enforce specific performance of Seller’s obligation to execute the documents required to convey the Property to Purchaser, it being understood and agreed that the remedy of specific performance shall not be available to enforce any other obligation of Seller hereunder. Purchaser expressly waives its rights to seek and obtain damages in the event of Seller’s default hereunder; provided, however, that if Purchaser terminates this Agreement pursuant to clause (a) of this Section 6.2, then Seller shall promptly reimburse Purchaser for its actual, documented out-of-pocket expenses incurred in connection with this Agreement and the transaction contemplated hereunder, not to exceed Fifty Thousand and No/100 Dollars ($50,000.00). Purchaser shall be deemed to have elected to terminate this Agreement and receive back the Earnest Money if Purchaser fails to file suit for specific performance against Seller in a court having jurisdiction in the county and state in which the Property is located, on or before one hundred twenty (120) days following the date upon which Closing was to have occurred.

ARTICLE VII

RISK OF LOSS

7.1 Minor Damage. In the event of casualty loss or damage to the Real Property or any portion thereof which is not a Major Loss (as hereinafter defined), this Agreement shall remain in full force and effect provided Seller, at Seller’s option, either (x) assigns to Purchaser all of Seller’s right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question, or (y) provides Purchaser a credit towards the Purchase Price in amount equal to the cost to repair any such damage to the Real Property, as such cost is reasonably determined by Purchaser. If Seller elects to assign a casualty claim to Purchaser, the Purchase Price shall be reduced by an amount equal to the deductible amount under Seller’s casualty insurance policy. Upon Closing, full risk of loss with respect to the Property shall pass to Purchaser.

7.2 Major Damage. In the event of a Major Loss, either Purchaser may terminate this Agreement by written notice to Seller, in which event the Earnest Money shall be returned to Purchaser and neither party hereto shall have any further rights, obligations or liabilities hereunder except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement. If Purchaser does not elect to terminate this Agreement within ten (10) days after Seller sends Purchaser written notice of the occurrence of the Major Loss, then Seller and Purchaser shall be deemed to have elected to proceed with Closing, in which event Seller shall, at

Seller’s option, either (x) assign to Purchaser all of Seller’s right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question, or (y) provide Purchaser a credit towards the Purchase Price in amount equal to the cost to repair any such damage to the Real Property, as such cost is reasonably determined by Purchaser. If Seller elects to assign a casualty claim to Purchaser, the Purchase Price shall be reduced by an amount equal to the deductible amount under Seller’s casualty insurance policy. Upon Closing, full risk of loss with respect to the Property shall pass to Purchaser.

7.3 Definition of “Major Loss”. For purposes of Sections 7.1 and 7.2, “Major Loss” shall mean: (i) loss or damage to the Real Property or any portion thereof such that the cost of repairing or restoring the premises in question to a condition substantially identical to that of the premises in question prior to the event of damage would be, in the reasonable opinion of an architect selected by Seller and which cost is reasonably approved by Purchaser, equal to or greater than Two Hundred and Fifty Thousand and N0/100 Dollars ($250,000.00), (ii) any loss that would permit Main Steel to either terminate the Main Steel Lease, vacate the Real Property, or withhold rent payments, and (iii) any loss due to a condemnation. If Purchaser does not give notice to Seller of Purchaser’s reasons for disapproving the cost of repairing and restoring the premises five (5) business days after receipt of notice of cost from the proposed architect, Purchaser shall be deemed to have approved such cost.

ARTICLE VIII

COMMISSIONS

8.1 Brokerage Commissions. In the event the transaction contemplated by this Agreement is consummated, but not otherwise, Seller agrees to pay to Colliers International (the “Broker”) at Closing a brokerage commission pursuant to a separate written agreement between Seller and Broker. Each party agrees that should any claim be made for brokerage commissions or finder’s fees by any broker or finder other than the Broker by, through or on account of any acts of said party or its representatives, said party will indemnify and hold the other party free and harmless from and against any and all loss, liability, cost, damage and expense in connection therewith. The provisions of this paragraph shall survive Closing.

ARTICLE IX

DISCLAIMERS AND WAIVERS

9.1 No Reliance on Documents. Except as expressly stated herein, Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information delivered by Seller to

Purchaser in connection with the transaction contemplated hereby. Purchaser acknowledges and agrees that all materials, data and information delivered by Seller to Purchaser in connection with the transaction contemplated hereby are provided to Purchaser as a convenience only and that any reliance on or use of such materials, data or information by Purchaser shall be at the sole risk of Purchaser, except as otherwise expressly stated herein. Without limiting the generality of the foregoing provisions, Purchaser acknowledges and agrees that (i) any environmental or other report with respect to the Property which is delivered by Seller to Purchaser shall be for general informational purposes only, (ii) Purchaser shall not have any right to rely on any such report delivered by Seller to Purchaser, but rather will rely on its own inspections and investigations of the Property and any reports commissioned by Purchaser with respect thereto, and (iii) neither Seller, any affiliate of Seller nor the person or entity which prepared any such report delivered by Seller to Purchaser shall have any liability to Purchaser for any inaccuracy in or omission from any such report.

9.2 DISCLAIMERS. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, IT IS UNDERSTOOD AND AGREED THAT SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESSED OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE (OTHER THAN SELLER’S LIMITED WARRANTY OF TITLE TO BE SET FORTH IN THE DEED), ZONING, TAX CONSEQUENCES, LATENT OR PATENT PHYSICAL OR ENVIRONMENTAL CONDITION, UTILITIES, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF THE PROPERTY WITH GOVERNMENTAL LAWS, THE TRUTH, ACCURACY OR COMPLETENESS OF THE PROPERTY DOCUMENTS, OR ANY OTHER INFORMATION PROVIDED BY OR ON BEHALF OF SELLER TO PURCHASER, OR ANY OTHER MATTER OR THING REGARDING THE PROPERTY. PURCHASER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLER SHALL SELL AND CONVEY TO PURCHASER AND PURCHASER SHALL ACCEPT THE PROPERTY “AS IS, WHERE IS, WITH ALL FAULTS”, EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT. PURCHASER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESSED OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR RELATING THERETO (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, PROPERTY INFORMATION PACKAGES DISTRIBUTED WITH RESPECT TO THE PROPERTY) MADE OR FURNISHED BY SELLER, THE MANAGER OF THE PROPERTY, OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT. PURCHASER REPRESENTS TO SELLER THAT PURCHASER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS

PURCHASER DEEMS NECESSARY TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, UPON CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER’S INVESTIGATIONS, AND PURCHASER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER (AND SELLER’S PARTNERS, MEMBERS, OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER (AND SELLER’S PARTNERS, MEMBERS, OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS (INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL LAWS) AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY. PURCHASER AGREES THAT SHOULD ANY CLEANUP, REMEDIATION OR REMOVAL OF HAZARDOUS SUBSTANCES OR OTHER ENVIRONMENTAL CONDITIONS ON THE PROPERTY BE REQUIRED AFTER THE CLOSING DATE, SUCH CLEAN-UP, REMOVAL OR REMEDIATION SHALL BE THE RESPONSIBILITY OF AND SHALL BE PERFORMED AT THE SOLE COST AND EXPENSE OF PURCHASER. NOTHING IN THIS SECTION 9.2 SHALL BE DEEMED OR CONSTRUED TO BE A WAIVER BY PURCHASER OF ANY CLAIMS AGAINST SELLER UNDER THIS AGREEMENT OR ANY DOCUMENTS EXECUTED AND DELIVERED BY SELLER TO PURCHASER PURSUANT TO THIS AGREEMENT.

9.3 Effect and Survival of Disclaimers. Seller and Purchaser agree that the provisions of this Article IX shall survive Closing.

ARTICLE X

MISCELLANEOUS

10.1 Confidentiality. All information (collectively, “Inspection Material”) acquired by Purchaser or any of its Representatives (as hereinafter defined) with respect to the Property, whether delivered by Seller or any of its Representatives or obtained by Purchaser as a result of its inspection of the Property, the examination of Seller’s files or otherwise shall be used solely for the purpose of determining whether or not the Property is suitable for Purchaser’s purpose and for no other reason. All Inspection Material shall be kept in strict confidence and shall not be disclosed to any individual or entity other than those Representatives of Purchaser who need to know the information for the purpose of assisting Purchaser in making such determination. Purchaser will indemnify and hold Seller harmless from and against any and all loss, liability, cost, damage or expense Seller may suffer or incur as a result of the disclosure of any Inspection Material to any individual or entity other than an appropriate Representative of Purchaser and/or the use of any Inspection Material by Purchaser or any Representative thereof for any purpose other than as herein provided. As used herein, “Representative” shall mean any employee, officer, director, shareholder, member, owner, affiliate, agent, representative, lender (including prospective lenders), or investor (including prospective investors) of a party. If Purchaser shall elect to terminate this Agreement pursuant to this Article or if the Closing shall fail to take place for any other reason whatsoever, Purchaser will, promptly following Seller’s request therefor, return to Seller all Inspection Material in the possession of Purchaser or any of its Representatives and destroy all copies, notes or extracts thereof as well as all copies of any analyses, compilations, studies or other documents prepared by Purchaser or for its use (whether in written form or contained in database or other similar form) containing or reflecting any Inspection Material.

In the event of a breach or threatened breach by Purchaser or its Representatives of this Section 10.1, Seller shall be entitled to an injunction restraining Purchaser or its Representatives from disclosing, in whole or in part, any Inspection Material. Nothing herein shall be construed as prohibiting Seller from pursuing any other available remedy at law or in equity for such breach or threatened breach. The provisions of this Section shall not survive the Closing, but shall continue in full force and effect notwithstanding the prior termination of this Agreement pursuant to any right of termination granted herein or otherwise.

10.2 Public Disclosure. Prior to Closing, any release to the public of information with respect to the sale contemplated herein or any matters set forth in this Agreement will be made only in the form approved by Purchaser and Seller and their respective counsel. The provisions of this Section 10.2 shall survive the Closing or any termination of this Agreement.

10.3 Discharge of Obligations. The acceptance of the Deed by Purchaser shall be deemed to be a full performance and discharge of every representation and warranty made by Seller herein and every agreement and obligation on the part of Seller to be performed pursuant to the provisions of this Agreement, except those which are herein specifically stated to survive Closing.

10.4 Parties Bound; Assignment.

10.4.1 Subject to the provisions of this Section 10.4, the terms and provisions of this Agreement are to apply to and bind the successors and assigns of the parties hereto. Purchaser may not assign its rights under this Agreement without first obtaining Seller’s prior written approval, which approval may be given or withheld on Seller’s sole discretion; provided, however, Purchaser may, without Seller’s approval, assign this Agreement to an Affiliate (as hereinafter defined) of Purchaser. In the event Purchaser assigns its rights hereunder, (a) Purchaser and the proposed assignee shall execute an assignment and assumption of this Agreement, and (b) in no event shall any assignment of this Agreement release or discharge Purchaser from any liability or obligation hereunder. “Affiliate” shall mean, with respect to the Purchaser, an entity that controls, is controlled by, or is under common control with the Purchaser and/or Michael K. Burns, with control meaning the power through the ownership of voting securities, by contract or otherwise to direct the management and policies of such entity.

10.4.2 Intentionally Deleted.

10.5 Notices. Any notice, consent, or other communication required or permitted to be given pursuant to this Agreement shall be given in writing and shall be deemed given to a party (a) on the date delivered if delivered personally or by reputable overnight delivery service with proof of delivery, (b) on the date of transmission if sent by facsimile or email with confirmation of transmission by the transmitting equipment or (c) on the date received or rejected if sent by registered or certified mail, return receipt requested; provided that if any notice, consent or other communication is received at the addressee’s location on any business day after 5:00 p.m. (addressee’s local time) or on any day that is not a business day, such notice consent or other communication shall be deemed to have been given on the next business day. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement shall be as follows:

If to Seller:	MATERIAL SCIENCES CORPORATION
2200 East Pratt Boulevard
Elk Grove Village, Illinois 60007
Attention: James J. Pawlak
Fax: 847-439-0737
E-Mail: jim.pawlak@matsci.com

With a copy to:	Katten Muchin Rosenman LLP
525 West Monroe Street
Chicago, Illinois 60661-3693
Attention: Ira Swidler, Esq.
Fax: 312-902-1061
E-Mail: ira.swidler@kattenlaw.com

If to Purchaser:	Torburn Partners, Inc.
1033 Skokie Blvd, Suite 150
Northbrook, IL 60062
Attention: Michael K. Burns
Fax: 847-562-1313
E-Mail: mburns@torburn.com

With a copy to:	Selig Jindal LLP
1622 Willow Road, Suite 206
Northfield, IL 60093
Attention: Randal J. Selig, Esq.
Fax: 847-716-2187
E-Mail: rselig@seligjindal.com

10.6 Modifications. This Agreement cannot be changed orally, and no executory agreement shall be effective to waive, change, modify or discharge it in whole or in part unless such executory agreement is in writing and is signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.

10.7 Calculation of Time Periods. Unless otherwise specified, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday under the laws of the State in which the Property is located, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday or legal holiday. The final day of any such period shall be deemed to end at 5 p.m., local time.

10.8 Entire Agreement. This Agreement, including the schedules and exhibits, contains the entire agreement between the parties pertaining to the subject matter hereof and fully supersedes all prior written or oral agreements and understandings between the parties pertaining to such subject matter.

10.9 Further Assurances. Each party agrees that it will without further consideration execute and deliver such other documents and take such other action, whether prior or subsequent to Closing, as may be reasonably requested by the other party to consummate more effectively the purposes or subject matter of this Agreement. Without limiting the generality of the foregoing, Purchaser shall, if requested by Seller, execute acknowledgments of receipt with respect to any materials delivered by Seller to Purchaser with respect to the Property. The provisions of this Section 10.9 shall survive Closing.

10.10 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same Agreement. Delivery of an executed signature page to this Agreement by electronic transmission shall be as effective as delivery of a manually executed counterpart to this Agreement.

10.11 Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall nonetheless remain in full force and effect.

10.12 Applicable Law; Jurisdiction. This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State where the Property is located. Seller and Purchaser hereby irrevocably submit to the jurisdiction of any state or federal court sitting in the state in which the Property is located in any action or proceeding arising out of or relating to this Agreement and hereby irrevocably agree that all claims in respect of such action or proceeding shall be heard and determined in a state or federal court sitting in the state in which the Property is located. The provisions of this Section 10.12 shall survive the Closing or the termination of this Agreement.

10.13 No Third Party Beneficiary. The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Purchaser only and are not for the benefit of any third party, and accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing.

10.14 Captions. The section headings appearing in this Agreement are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define the text of any section or any subsection hereof.

10.15 Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

10.16 Termination of Agreement. It is understood and agreed that if either Purchaser or Seller terminates this Agreement pursuant to a right of termination granted hereunder, such termination shall operate to relieve Seller and Purchaser from all obligations under this Agreement, except for such obligations as are specifically stated herein to survive the termination of this Agreement.

10.17 Survival. The provisions of this Agreement which by their terms are intended to be performed or be applicable after Closing shall survive Closing or any termination of this Agreement prior thereto and shall not be merged into the execution and delivery of the Deed. The foregoing is in addition to and not in exclusion of any survival provisions elsewhere set forth in this Agreement.

10.18 Recordation. Without the prior written consent of Seller, there shall be no recordation of either this Agreement or any memorandum hereof, or any affidavit pertaining hereto, and any such recordation of this Agreement or memorandum or affidavit by Purchaser without the prior written consent of Seller shall constitute a default hereunder by Purchaser, whereupon Seller shall have the remedies set forth in Section 6.1 hereof. In addition to any such remedies, Purchaser shall be obligated to execute an instrument in recordable form releasing this Agreement or memorandum or affidavit, and Purchaser’s obligations pursuant to this Section 10.18 shall survive any termination of this Agreement.

10.19 Prevailing Party. In the event either party hereto employs an attorney in connection with claims by one party against the other arising from this Agreement, the non-prevailing party shall pay the prevailing party all reasonable fees and expenses, including attorneys’ fees, incurred in connection with such claims. The provisions of this Section 10.19 shall survive the Closing and termination of this Agreement.

10.20 Like-Kind Exchange. At either party’s request (the “Requesting Party”), the other party will take all actions reasonably requested by the Requesting Party in order to effectuate all or any part of the transactions contemplated by this Agreement as a forward or reverse like-kind exchange for the benefit of the Requesting Party in accordance with Section 1031 of the Internal Revenue Code and, in the case of a reverse exchange, Rev. Proc. 2000-37, including executing an instrument acknowledging and consenting to any assignment by the Requesting Party of its rights (but not its obligations) hereunder to a qualified intermediary or an exchange accommodation titleholder. In furtherance of the foregoing and notwithstanding anything contained in this Agreement to the contrary, the Requesting Party may assign its rights under this Agreement to a “qualified intermediary” or an “exchange accommodation titleholder” in order to facilitate, at no cost or expense to the other party, a forward or reverse like-kind exchange under Section 1031 of the Internal Revenue Code; provided, however, that such assignment will not relieve the Requesting Party of any of its obligations hereunder. If so requested, the other party will issue all closing documents to the applicable qualified intermediary or exchange accommodation titleholder if so directed by the Requesting Party prior to Closing. Notwithstanding the foregoing, the other party shall not be required, solely for the purpose of the other party’s cooperation with Purchaser’s like-kind exchange, to incur any additional cost, obligation or liability, and the Requesting Party shall indemnify, defend and hold the other party harmless from and against any and all such costs, obligations or liabilities (including reasonable attorneys’ fees), proceedings and causes of actions of any kind incurred or suffered by the other party and solely attributable to such like-kind exchange transaction. In no event shall the Closing be delayed because of the Requesting Party’s like-kind exchange transaction. The provisions of this Section 10.4.3 shall survive the Closing of this Agreement.

10.21 Time. Time is of the essence in all provisions of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.

SELLER:

MATERIAL SCIENCES CORPORATION, a Delaware corporation

By:
Name:	James D. Pawlak
Title:	Vice President, Chief Financial Officer

PURCHASER:

TORBURN PARTNERS, INC., an Illinois limited liability company

By:
Name:
Title:

Exhibit A

LEGAL DESCRIPTION OF THE LAND

PARCEL 1:

THE WEST 580.80 FEET OF LOT 12 IN CENTEX INDUSTRIAL PARK, UNIT 2, BEING A SUBDIVISION IN SECTION 35, TOWNSHIP 41 NORTH, RANGE 11, EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT THEREOF RECORDED OCTOBER 24, 1958 AS DOCUMENT 17357052 IN THE RECORDER’S OFFICE OF COOK COUNTY, ILLINOIS, AND FILED IN THE OFFICE OF THE REGISTRAR OF TITLES AS DOCUMENT LR1825316, ALL IN COOK COUNTY, ILLINOIS.

PARCEL 2:

LOT 1 IN PRATT-NICHOLAS RESUBDIVISION OF LOT 6 (EXCEPT THE WEST 390 FEET THEREOF) IN CENTEX INDUSTRIAL PARK, BEING A SUBDIVISION IN SECTION 35, TOWNSHIP 41 NORTH, RANGE 11, EAST OF THE THIRD PRINCIPAL MERIDIAN; AND OF LOT 8 IN CENTEX INDUSTRIAL PARK UNIT 2, BEING A SUBDIVISION IN SECTION 35, TOWNSHIP 41 NORTH, RANGE 11, EAST OF THE THIRD PRINCIPAL MERIDIAN, SAID PRATT-NICHOLAS RESUBDIVISION RECORDED APRIL 30, 1997 AS DOCUMENT 97301251, IN COOK COUNTY, ILLINOIS.

A-1

Exhibit B

EXISTING LEASE SCHEDULE

A. PRECOAT METALS CORP.

1.	Lease:

	Landlord:	Material Sciences Corporation
	Tenant:	PRECOAT METALS CORP.
	Suite #:	41,835 square feet on the first floor
	Date:	April 12, 2010

2.	Modifications and/or Amendments

	(a) Date:	July 23, 2012	Reduced space from 208,500 to 41,835, and rent accordingly

3.	Security Deposit (currently held by Landlord	$N/A

4.	Termination Date:	March 15, 2013

5.	Current Quarterly Base Rent	$40, 835.70

B. LITTLE LADY FOODS, INC.

1.	Lease:

	Landlord:	Material Sciences Corporation
	Tenant:	Little Lady Foods, Inc.
	Suite #:	19781 square feet of first floor office
	Date:	May 1, 2011

2.	Modifications and/or Amendments: NONE

3.	Security Deposit (currently held by Landlord	$19,781

4.	Termination Date:	April 30, 2013

5.	Current Monthly Base Rent	$19,781

B

C. MAIN STEEL POLISHING COMPANY, INC.

1.	Lease:

	Landlord:	Material Sciences Corporation
	Tenant:	Main Steel Polishing Company, Inc.
	Suite #:	166,665 square feet on first floor
	Date:	July 23, 2012

2.	Modifications and/or Amendments: NONE

3.	Security Deposit (currently held by Landlord	$$182,590.96

4.	Termination Date:	July 22, 2027 (with 2 five year options)

5.	Current Monthly Base Rent	$66,499.38

B

Exhibit B-1

LEASING COMMISSIONS PAYABLE BY PURCHASER

Tenant Broker

Keith D. Puritz, SIOR

CBRE

3000 Lakeside Drive, Suite 105 South

Bannockburn, IL 60015

Phone: 847.572.1410

keith.puritz@cbre.com

COMMISSION DUE TO TENANT BROKER: $529,668.76

Landlord Broker

Matthew Stauber, SIOR

Colliers International

6250 N. River Road

Suite 11-100

Rosemont, IL 60018

Phone: 847.698.8236

matthew.stauber@colliers.com

COMMISSION DUE TO LANDLORD BROKER: $264,834.38

TOTAL COMMISSION PAYABLE BY PURCHASER: $794,503.14

B-1

Exhibit C

INTENTIONALLY OMITTED

C-1

Exhibit D

SPECIAL WARRANTY DEED

THIS DOCUMENT WAS	)
PREPARED BY AND	)
AFTER RECORDING	)
RETURN TO:	)

)
)
)
)
)
)
)
	)	[This space reserved for recording data.]

SPECIAL WARRANTY DEED

THIS SPECIAL WARRANTY DEED (the “Deed”), is made as of this              day of                     , 2012, by MATERIAL SCIENCES CORPORATION, A Delaware corporation, (the “Grantor”), having an office at 2200 East Pratt Boulevard, Elk Grove Village, Illinois 60007, to                                      (the “Grantee”), having an office at                                                      .

WITNESSETH:

That the Grantor for and in consideration of the sum of TEN AND 00/100THS DOLLARS ($10.00) and other good and valuable consideration in hand paid by the Grantee, the receipt and sufficiency of which is hereby acknowledged, by these presents does GRANT, REMISE, RELEASE, ALIEN, SELL AND CONVEY unto the Grantee and its successors and assigns FOREVER, all of the real estate, situated in the County of Cook and State of Illinois commonly known as 2200 East Pratt Boulevard, Elk Grove Village, Illinois 60007 and legally described on Exhibit A attached hereto and made a part hereof together with the building structures, fixtures, and other improvements located on said real estate (the “Property”), subject only to those matters described on Exhibit B attached hereto and made a part hereof (the “Permitted Exceptions”).

TO HAVE AND TO HOLD the Property subject only to the Permitted Exceptions, unto the Grantee and its successors and assigns forever.

Grantor does covenant, promise and agree, to and with the Grantee and its successors and assigns, that it has not done, or suffered to be done, anything whereby the Property is, or may be, in any manner encumbered or charged, except as herein recited, and that it WILL WARRANT AND FOREVER DEFEND the Property against persons lawfully claiming, or to claim the same, by, through or under Grantor but not otherwise, except for claims arising under or by virtue of the Permitted Exceptions.

IN WITNESS WHEREOF, the Grantor has caused its name to be signed to these presents on the date first set forth above.

GRANTOR:

MATERIAL SCIENCES CORPORATION, a Delaware corporation

By:

Name:	James D. Pawlak
Title:	Vice President, Chief Financial Officer

STATE OF ILLINOIS                        )

                                                                                  )                ss:

COUNTY OF COOK                          )

I, the undersigned, a Notary Public in and for said County and State aforesaid, DO HEREBY CERTIFY, that James D. Pawlak, as Vice President, Chief Financial Officer of MATERIAL SCIENCES CORPORATION, a Delaware corporation (the “Grantor”), personally known to me to be the same person whose name is subscribed to the foregoing instrument as such Vice President, Chief Financial Officer, appeared before me this day in person and acknowledged he signed and delivered said instrument as his free and voluntary act, and as the free and voluntary act of the Grantor, for the uses and purposes therein set forth.

GIVEN UNDER my hand and Notarial Seal this             day of             , 2012.

_____________________________________	Commission Expiration:
Notary Public:___________________________

Exhibit A to Special Warranty Deed

Legal Description

PARCEL 1:

THE WEST 580.80 FEET OF LOT 12 IN CENTEX INDUSTRIAL PARK, UNIT 2, BEING A SUBDIVISION IN SECTION 35, TOWNSHIP 41 NORTH, RANGE 11, EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT THEREOF RECORDED OCTOBER 24, 1958 AS DOCUMENT 17357052 IN THE RECORDER’S OFFICE OF COOK COUNTY, ILLINOIS, AND FILED IN THE OFFICE OF THE REGISTRAR OF TITLES AS DOCUMENT LR1825316, ALL IN COOK COUNTY, ILLINOIS.

PARCEL 2:

LOT 1 IN PRATT-NICHOLAS RESUBDIVISION OF LOT 6 (EXCEPT THE WEST 390 FEET THEREOF) IN CENTEX INDUSTRIAL PARK, BEING A SUBDIVISION IN SECTION 35, TOWNSHIP 41 NORTH, RANGE 11, EAST OF THE THIRD PRINCIPAL MERIDIAN; AND OF LOT 8 IN CENTEX INDUSTRIAL PARK UNIT 2, BEING A SUBDIVISION IN SECTION 35, TOWNSHIP 41 NORTH, RANGE 11, EAST OF THE THIRD PRINCIPAL MERIDIAN, SAID PRATT-NICHOLAS RESUBDIVISION RECORDED APRIL 30, 1997 AS DOCUMENT 97301251, IN COOK COUNTY, ILLINOIS.

Exhibit B to Special Warranty Deed

Permitted Exceptions

Exhibit E

BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS, that MATERIAL SCIENCES CORPORATION, a Delaware corporation (“Seller”), for and in consideration of the sum of Ten Dollars ($10.00) and other valuable consideration to it in hand paid by                                 , (the “Purchaser”), the receipt and sufficiency of which are hereby acknowledged, hereby sells, assigns, transfers and conveys unto said Purchaser any and all of Seller’s right, title and interest in and to all the tangible personal property specifically described in Exhibit B attached hereto and made a part hereof and located upon the land described in Exhibit “A” attached hereto and hereby made a part hereof (the “Land”) or within the Improvements (as such term is defined in the Agreement), as is, where is, and without warranty, express or implied, of title, use, merchantability or fitness for any purpose.

TO HAVE AND TO HOLD all of said personal property unto Purchaser, its successors and assigns, to its own use forever.

Any liability of Seller hereunder shall be limited as set forth in Section 5.3 of that certain Purchase and Sale Agreement between Seller and Purchaser, dated as of                         , 2012 (the “Agreement”).

[Signature Page Follows]

IN WITNESS WHEREOF, Seller has executed this Bill of Sale as of the                  day of                 , 2012.

SELLER:

MATERIAL SCIENCES CORPORATION, a Delaware corporation

By:
Name:	James D. Pawlak
Title:	Vice President, Chief Financial Officer

Exhibit “A” to Bill of Sale

Legal Description of Land

PARCEL 1:

THE WEST 580.80 FEET OF LOT 12 IN CENTEX INDUSTRIAL PARK, UNIT 2, BEING A SUBDIVISION IN SECTION 35, TOWNSHIP 41 NORTH, RANGE 11, EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT THEREOF RECORDED OCTOBER 24, 1958 AS DOCUMENT 17357052 IN THE RECORDER’S OFFICE OF COOK COUNTY, ILLINOIS, AND FILED IN THE OFFICE OF THE REGISTRAR OF TITLES AS DOCUMENT LR1825316, ALL IN COOK COUNTY, ILLINOIS.

PARCEL 2:

LOT 1 IN PRATT-NICHOLAS RESUBDIVISION OF LOT 6 (EXCEPT THE WEST 390 FEET THEREOF) IN CENTEX INDUSTRIAL PARK, BEING A SUBDIVISION IN SECTION 35, TOWNSHIP 41 NORTH, RANGE 11, EAST OF THE THIRD PRINCIPAL MERIDIAN; AND OF LOT 8 IN CENTEX INDUSTRIAL PARK UNIT 2, BEING A SUBDIVISION IN SECTION 35, TOWNSHIP 41 NORTH, RANGE 11, EAST OF THE THIRD PRINCIPAL MERIDIAN, SAID PRATT-NICHOLAS RESUBDIVISION RECORDED APRIL 30, 1997 AS DOCUMENT 97301251, IN COOK COUNTY, ILLINOIS.

Exhibit “B” to Bill of Sale

Included Personal Property

Offices:

•	Office partitions with integral desks and file cabinets

•	Dish washer adjacent to dining room

•	Lunch and break room table and chairs

•	Security cages in storage areas

•	Reception Area desk

•	Reception area foliage

Warehouse:

•	(4) warehouse cranes (25 T, 40 T, and (2) 33 T)

•	(1) Line bay crane (5 T)

•	Bay transfer car

•	Fire pump system

•	Warehouse office partitions

Exhibit F

ASSIGNMENT OF LEASES

THIS ASSIGNMENT OF LEASES (the “Assignment”) is made as of this                  day of                 , 2012 between MATERIAL SCIENCES CORPORATION, a Delaware corporation, (“Assignor”), and                 (“Assignee”).

For and in consideration of the sum of Ten Dollars ($10.00) and other valuable consideration to it in hand paid by Assignee to Assignor, the conveyance by Assignor to Assignee of all that certain real property being particularly described on Exhibit “A” attached hereto and incorporated herein by this reference, more commonly known as 2200 East Pratt Boulevard, Elk Grove Village, Illinois (the “Property”), and the mutual covenants herein contained, the receipt and sufficiency of the foregoing consideration being hereby acknowledged by the parties hereto, Assignor hereby assigns, transfers, sets over and conveys to Assignee the following: all of Assignor’s right, title and interest in and to the leases, licenses and occupancy agreements covering all or any portion of the improvements affixed to or located on the Property, including, without limitation, those listed and described on Exhibit “B” attached hereto (collectively, the “Leases”), together with all security deposits tendered under the Leases and shown as a credit to Assignee on the Closing Statement executed by Assignor and Assignee in connection with the conveyance of the Property.

Unless otherwise defined, all capitalized terms shall have meanings ascribed to them in that certain Purchase and Sale Agreement between Assignor and Assignee dated as of                     , 2012 (the “Agreement”).

Assignee does hereby assume and agree to perform all of Assignor’s obligations as landlord under the Leases accruing from and after and relating to the period from and after the date hereof, including without limitation, any and all obligations to pay Tenant Inducement Costs and leasing commissions which are due or payable after the date hereof with respect to the Leases (but excluding those which are the responsibility of Seller set provided in the Agreement) and claims made by tenants with respect to the tenants’ Security Deposits to the extent paid, credited or assigned to Assignee by Assignor. Assignee agrees to indemnify, protect, defend and hold Assignor harmless from and against any and all claims, liabilities, losses, costs, damages and expenses (including reasonable attorneys’ fees and disbursements) directly or indirectly arising out of or related to any breach or default in Assignee’s obligations hereunder.

Assignor agrees to indemnify, protect, defend and hold Assignee harmless from and against any and all claims, liabilities, losses, costs, damages and expenses (including reasonable attorneys’ fees and disbursements) directly or indirectly arising out of or related to the Leases for matters accruing prior to the date hereof and for those obligations for those Tenant Inducement Costs and leasing commissions for which Assignor is responsible under the Agreement.

This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective heirs, executors, administrators, successors and assigns.

This Assignment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, Assignor and Assignee have each executed this Assignment as of the date first written above.

ASSIGNOR:

MATERIAL SCIENCES CORPORATION, a Delaware corporation

By:
Name: James D. Pawlak
Title: Vice President, Chief Financial Officer

ASSIGNEE:

,

By:
Name:
Its:

Exhibit “A” to Assignment of Leases

Legal Description of Property

PARCEL 1:

THE WEST 580.80 FEET OF LOT 12 IN CENTEX INDUSTRIAL PARK, UNIT 2, BEING A SUBDIVISION IN SECTION 35, TOWNSHIP 41 NORTH, RANGE 11, EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT THEREOF RECORDED OCTOBER 24, 1958 AS DOCUMENT 17357052 IN THE RECORDER’S OFFICE OF COOK COUNTY, ILLINOIS, AND FILED IN THE OFFICE OF THE REGISTRAR OF TITLES AS DOCUMENT LR1825316, ALL IN COOK COUNTY, ILLINOIS.

PARCEL 2:

LOT 1 IN PRATT-NICHOLAS RESUBDIVISION OF LOT 6 (EXCEPT THE WEST 390 FEET THEREOF) IN CENTEX INDUSTRIAL PARK, BEING A SUBDIVISION IN SECTION 35, TOWNSHIP 41 NORTH, RANGE 11, EAST OF THE THIRD PRINCIPAL MERIDIAN; AND OF LOT 8 IN CENTEX INDUSTRIAL PARK UNIT 2, BEING A SUBDIVISION IN SECTION 35, TOWNSHIP 41 NORTH, RANGE 11, EAST OF THE THIRD PRINCIPAL MERIDIAN, SAID PRATT-NICHOLAS RESUBDIVISION RECORDED APRIL 30, 1997 AS DOCUMENT 97301251, IN COOK COUNTY, ILLINOIS.

Exhibit “B” to Assignment of Leases

Leases

Exhibit G

GENERAL ASSIGNMENT

THIS ASSIGNMENT AND ASSUMPTION OF INTANGIBLES (the “Assignment”) is made as of the                 day of                     , 2012 between MATERIAL SCIENCES CORPORATION, a Delaware corporation (“Assignor”), and                     (“Assignee”).

For and in consideration of the sum of Ten Dollars ($10.00) and other valuable consideration to it in hand paid by Assignee to Assignor, the conveyance by Assignor to Assignee of all that certain real property being particularly described on Exhibit “A” attached hereto and incorporated herein by this reference, more commonly known as 2200 East Pratt Boulevard, Elk Grove Village, Illinois (the “Property”), and the mutual covenants herein contained, the receipt and sufficiency of the foregoing consideration being hereby acknowledged by the parties hereto, Assignor hereby assigns, transfers, sets over and conveys to Assignee all of Assignor’s right, title and interest, to the extent assignable, in, to and under any and all of the following, to wit:

(i) all assignable permits, licenses, approvals and authorizations issued by any governmental authority in connection with the Property and all assignable existing warranties and guaranties (express or implied) issued to Assignor in connection with the Property (collectively, the “Intangible Property”).

Assignee hereby accepts all rights, title and interest in and to the Intangible Property.

This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective heirs, executors, administrators, successors and assigns.

This Assignment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, Assignor and Assignee have each executed this Assignment as of the date first written above.

ASSIGNOR:

MATERIAL SCIENCES CORPORATION, a Delaware corporation

By:
Name: James D. Pawlak
Title: Vice President, Chief Financial Officer

ASSIGNEE:

,

By:
Name:
Its:

Exhibit “A” to General Assignment

Legal Description

PARCEL 1:

THE WEST 580.80 FEET OF LOT 12 IN CENTEX INDUSTRIAL PARK, UNIT 2, BEING A SUBDIVISION IN SECTION 35, TOWNSHIP 41 NORTH, RANGE 11, EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT THEREOF RECORDED OCTOBER 24, 1958 AS DOCUMENT 17357052 IN THE RECORDER’S OFFICE OF COOK COUNTY, ILLINOIS, AND FILED IN THE OFFICE OF THE REGISTRAR OF TITLES AS DOCUMENT LR1825316, ALL IN COOK COUNTY, ILLINOIS.

PARCEL 2:

LOT 1 IN PRATT-NICHOLAS RESUBDIVISION OF LOT 6 (EXCEPT THE WEST 390 FEET THEREOF) IN CENTEX INDUSTRIAL PARK, BEING A SUBDIVISION IN SECTION 35, TOWNSHIP 41 NORTH, RANGE 11, EAST OF THE THIRD PRINCIPAL MERIDIAN; AND OF LOT 8 IN CENTEX INDUSTRIAL PARK UNIT 2, BEING A SUBDIVISION IN SECTION 35, TOWNSHIP 41 NORTH, RANGE 11, EAST OF THE THIRD PRINCIPAL MERIDIAN, SAID PRATT-NICHOLAS RESUBDIVISION RECORDED APRIL 30, 1997 AS DOCUMENT 97301251, IN COOK COUNTY, ILLINOIS.

Exhibit H

TENANT ESTOPPEL FORM

[Address to Landlord and Purchaser]

Re:	Lease dated (the “Lease”) between (“Landlord”), and (“Tenant”), for those premises located at (the “Property”)

Ladies and Gentlemen:

The undersigned Tenant understands that                     or its assigns (“Purchaser”) , intends to acquire the Property from Landlord and in connection therewith does hereby certify to you as follows:

A.	The Lease consists only of the documents identified in items 1 and 2 on Schedule A attached hereto (“Schedule A”).

B.	The Lease is in full force and effect and has not been modified, supplemented, or amended except as indicated in Item 2 on Schedule A. Tenant has not sublet any portion of the premises demised under the Lease or assigned any of its rights under the Lease.

C.	Tenant has not given Landlord written notice of any dispute between Landlord and Tenant which has not been resolved. Landlord is not in default under the Lease.

D.	Tenant does not claim any offsets or credits against rents payable under the Lease.

E.	Tenant has not paid a security or other deposit with respect to the Lease, except as shown in Item 3 on Schedule A.

F.	Tenant has fully paid rent on account of the month of , 20 ; the current monthly base rent under the Lease is as shown in Item 5 on Schedule A.

G.	Tenant has not paid any rentals in advance except for the current month.

H.	The term of the lease will terminate on the date indicated in Item 4 on Schedule A, and the Tenant has no options to renew or extend the term of the Lease beyond said date except as expressly provided in the Lease.

I.	Except as set forth in the Lease, Tenant has no right of first refusal or option to lease space in addition to the premises demised under the Lease. Tenant has no right of first refusal or option to purchase the Property or any part thereof.

J.	Tenant is in full and complete possession of the premises demised under the Lease, such possession having been delivered by the Landlord pursuant to the Lease and having been accepted by Tenant.

K.	There are no actions, whether voluntary or involuntary or otherwise, pending against Tenant under the bankruptcy laws of the United States.

L.	All tenant improvements, allowances, reimbursements and other monetary inducements are fully performed and paid.

Tenant makes the above statements for the benefit and protection of Landlord and Purchaser with the intent and understanding that they will be relied upon by Landlord, Purchaser and Purchaser’s lender, if any, and their respective successors and assigns.

Dated:                     , 20        .

TENANT:

By:
Name:
Its:

SCHEDULE A

1.	Lease:

Landlord:
Tenant:
Suite #:
Date:

2.	Modifications and/or Amendments

(a) Date:
(b) Date:
(c) Date:

3.	Security Deposit (currently held by Landlord	$

4.	Termination Date:

5.	Current Monthly Base Rent	$

Exhibit I

SELLER LEASE FORM

[attached]

I

Exhibit J

ACCESS AND RAIL SPUR EASEMENT FORM

[attached]

J